EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS'


Board of Directors and Shareholders
World Gaming Plc and Subsidiaries


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-70056) of World Gaming Plc of our audit report dated March 10, 2005, which is part of and relates to the consolidated financial statements contained in this Form 20-F, and all references to our firm included in this Form 20-F.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
May 24, 2005